[Letterhead of Tabb, Conigliaro & McGann, P.C.]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Eurotech, Ltd. on Form S-1 of our report dated March 12, 1998 appearing in the Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.


                                             /s/ Tabb, Conigliaro & McGann, P.C.
                                                 TABB, CONIGLIARO & MCGANN, P.C.



New York, New York
June 18, 1998